NEWS RELEASE                                         HCB Bancshares, Inc.
                                                     Contact: Charles T. Black
                                                     Telephone: 870.836.6841
                                                     Facsimile: 870.836.2122

                             FOR IMMEDIATE RELEASE
                             ---------------------

                HCB BANCSHARES, INC. RELEASES 09-30-03 EARNINGS

CAMDEN, ARKANSAS (November 3, 2003) HCB Bancshares, Inc. (the "Company") reported net income of approximately $122,000, or 9 cents per basic share and 8 cents per diluted share, for the quarter ended September 30, 2003, according to Charles T. Black, President and Chief Executive Officer. Net income for the same quarter last year was $725,000, or 54 cents per basic share and 51 cents per diluted share.

Black said that one primary reason for the decline from the previous year was a one-time pretax gain of $743,000 on the sale of the Company's Monticello, Arkansas branch in July 2002. In addition, net interest income decreased from $1,711,000 for the quarter ended September 30, 2002 to $1,399,000 for the quarter ended September 30, 2003, a reduction of $312,000. The general weakness in the economy was a factor in HCBB's increasing its provision for loan losses by $30,000 during that period. Non-interest expense for the quarter ended September 30, 2003 decreased by $106,000 compared to the same quarter the prior year. Salaries and employee benefits decreased $73,000, occupancy expense decreased $21,000, advertising decreased $28,000, other expenses decreased $57,000, data processing expense increased $9,000 and professional fees increased $64,000.

The $64,000 increase in professional fees relates primarily to consulting and legal fees associated with the Company's decision to retain a consulting firm to review all available alternatives to maximize shareholder value. Excluding those fees, total professional fees would have decreased $36,000 for the period.

In addition, Black stated that in its efforts to reduce overhead, the Company has reduced its full time equivalent employees from 93 to 73 since September 2002.

HCB Bancshares, Inc. is the parent company of HEARTLAND Community Bank, headquartered in Camden, with HEARTLAND community banking offices in Bryant, Camden, Fordyce, and Sheridan, Arkansas.

When used in this News Release, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company's market area and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                              HCB BANCSHARES, INC.
                        Summary of Financial Highlights
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

            (Dollars in thousands)                                            September 30,           June 30,
                                                                                    2003                2003
                                                                                (Unaudited)
      ASSETS
                  Cash and cash equivalents                                  $       8,980           $       7,207
                  Investment securities                                            124,225                 129,960
                  Loans                                                             96,730                 100,780
                  Other assets                                                      12,163                  13,078
                                                                             -------------           -------------
      Total Assets                                                           $     242,098           $     251,025
                                                                             -------------           -------------

      LIABILITIES
                  Deposits                                                   $     145,878           $     151,957
                  Borrowed money                                                    67,264                  69,069
                  Other liabilities                                                  1,933                   1,544
                                                                             -------------           -------------
                       Total Liabilities                                           215,075                 222,570
                                                                             -------------           -------------
                       Total Stockholders' Equity                                   27,023                  28,455
                                                                             -------------           -------------
       Total Liabilities and
         Stockholders' Equity                                                $     242,098           $     251,025
                                                                             -------------           -------------

               CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                                                                           Three Months Ended
 (Dollars in thousands except                                                 September 30,
  per share data)                                                 2003                            2002
Interest income                                                $  3,185                        $  3,972
Interest expense                                                  1,786                           2,261
                                                                 ------                          ------
Net interest income                                               1,399                           1,711
Provision for loan losses                                           120                              90
                                                                 ------                          ------
Net interest income after provision
   for loan losses                                                1,279                           1,621
Total noninterest income                                            432                           1,128
Total noninterest expense                                         1,647                           1,753
                                                                 ------                          ------
Income before federal income tax
   provision                                                         64                             996
Income tax (benefit) provision                                      (58)                            271
                                                                 ------                          ------
Net income                                                      $   122                        $    725
                                                                 ------                          ------
Basic earnings per share                                        $  0.09                        $   0.54
                                                                 ------                          ------
Diluted earnings per share                                      $  0.08                        $   0.51
                                                                 ------                          ------